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FOR IMMEDIATE RELEASE                                            EXHIBIT 99.1

JULY 5, 1995 -- NationsBank Corporation today announced the completion of its $500 million Eurobond offering in U.S. Dollar Floating Rate Notes distributed in Europe and Asia.

The five-year senior notes, which are redeemable after three years, have a coupon interest rate of the London Interbank Offered Rate (LIBOR) plus a margin of .20 percent.

This transaction represented the inaugural issue for NationsBank in the Eurobond market. The issue was offered exclusively to non-U.S. investors. It has not been registered with the SEC and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Proceeds from the issue will be used for general corporate purposes, including the corporation's working capital needs and extensions of credit to the corporation's nonbanking subsidiaries.

NationsBank Corporation is the fourth-largest U.S. banking company, with $184 billion in assets at March 31, 1995.

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Media contact: Martha Larsh   (214) 508-0633